LOAN AGREEMENT

     THIS LOAN AGREEMENT, dated as of June 13, 2002 is by and between THE BANKERS BANK, a Georgia banking corporation (herein, together with its successors and assigns, "Lender") and FLORIDA COMMUNITY BANKS, INC., a Florida corporation which is a registered "bank holding company" under the Bank Holding Company Act of 1956, as amended (the "Borrower").

                                    PREAMBLE

     Borrower has requested a line of credit from Lender on a revolving basis in the maximum aggregate amount of $5,000,000.00 and Lender has agreed to make such line of credit available to the Borrower upon the terms and conditions set forth herein.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises, the mutual obligations of the parties as contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender, intending to be legally bound hereby, agree as follows:

                                        I

                               THE REVOLVING LOANS

     Section 1.01 Revolving Loans. Lender shall, upon the terms and subject to the conditions herein set forth, during the period from the earlier of (i) the date hereof and (ii) the date on which all of the conditions set forth in
Section 4.01 shall have been satisfied (the "Closing Date"), up to but excluding June 8, 2003 (such date, as the same may be extended from time to time pursuant to Section 1.04 hereof, referred to herein as the "Revolving Credit Maturity
Date") make revolving loans (each a "Revolving Loan" and collectively the "Revolving Loans") to the Borrower in an aggregate principal amount at any one time outstanding up to, but not exceeding, FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00) (such amount, as the same may be reduced from time to time pursuant to Section 1.05 hereof, referred to herein as the "Commitment"). Subject to the conditions herein set forth, during the period from the Closing Date up to but excluding the Revolving Credit Maturity Date, the Borrower may borrow, repay and reborrow Revolving Loans hereunder.

     Section 1.02 Use of Proceeds. The proceeds of the Revolving Loans shall be used for general corporate purposes.

     Section 1.03 Note. The Revolving Loans shall be evidenced by a single promissory note (the "Note") prepared by Lender's counsel, in form and substance acceptable to Lender, payable to the order of Lender, executed by the Borrower, in the original principal amount of $5,000,000.00, bearing interest from the date funds are advanced at the rate specified, and being otherwise payable as set forth therein.

ATL01/11209216v6

     Section 1.04 Extension of Revolving Credit Maturity Date. This Agreement, the Note, the credit facility evidenced hereby and thereby and each of the other Loan Documents shall automatically renew on the Revolving Credit Maturity Date for an additional 360-day period unless and until the Lender sends notice to the Borrower of its election to terminate this Agreement.

     Section 1.05 Reduction of Commitment/ Mandatory Prepayment. Lender will make a reduction in the then existing Commitment, if required by any third party lender in connection with any additional indebtedness incurred by Borrower in accordance with Section 5.10 hereof by delivering to Lender a written request for such reduction. If after giving effect to any such reduction in the Commitment, the aggregate principal amount of outstanding Revolving Loans exceeds the Commitment, the Borrower shall immediately pay to the Lender the amount of such excess.

                                       II

                                    SECURITY

     Section 2.01 Pledge of Stock. As security for the Revolving Loans, Borrower shall and does hereby make a first and valid pledge of 51% of the voting stock in Florida Community Bank, a Florida state banking corporation ("FCB") owned by Borrower, whether now owned or hereafter acquired by Borrower (collectively, the "FCB Stock"), including without limitation, not less than 1,327,507 shares of FCB Stock, constituting not less than 51% of the issued and outstanding capital stock of FCB. Lender shall have no obligation to disburse any funds hereunder until Borrower delivers certificates representing the FCB Stock, which shall properly represent Borrower's unencumbered, unrestricted and unqualified ownership of 51% of the issued and outstanding shares of FCB Stock, duly endorsed in blank (or accompanied by separate duly executed stock transfer documents) and accompanied by a separate stock pledge agreement (the "Pledge Agreement"). Such shares of FCB Stock, now or hereafter held by Borrower, together with all substitutions therefor, additions thereto or liquidating or stock dividends thereon, and splits thereof, are pledged hereby and are collectively referred to herein as the "Shares".

     Section 2.02 Rights With Respect to Stock. In addition to the rights which may be contained in the Pledge Agreement, upon the occurrence of an Event of Default, Lender may, at any time:

          (i) Exercise all rights of a stockholder, including, without limitation, registration of the Shares in its name, possession and exercise of the full and absolute right to vote the Shares, or any portion of them, at any regular or special stockholders' meeting and to call any such stockholders' meeting. Borrower hereby grants to Lender an irrevocable proxy coupled with an interest with respect to the Shares. Borrower shall execute and deliver to Lender separate irrevocable proxies in respect of the Shares, in such form and containing such terms as are acceptable to Lender (the "Irrevocable Proxies").


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

          (ii) Sell the Shares, or any portion thereof, at public or private sale, after ten (10) days' prior written notice to Borrower, at such price as Lender may deem proper, and apply the net proceeds first to all expenses (including, without limitation, reasonable attorneys' fees) or the enforcement of the rights of Lender in connection with this Loan Agreement, the Pledge Agreement, the Note, or any related Loan Documents, then to accrued interest, and then to principal.


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


                                       III

                         REPRESENTATIONS AND WARRANTIES

     In making the Revolving Loans pursuant to this Agreement, Lender is relying upon the following representations and warranties by Borrower, all of which are made as of the date hereof, and shall survive the closing of this Agreement (the "Closing"):

     Section 3.01 Organization, Power, Authority and Binding Effect. Borrower is a Florida corporation which is duly organized, validly existing, and in good standing in the State of Florida and all other jurisdictions where required to qualify to do business, and has all necessary licenses, permits and governmental approvals necessary for the present and proposed conduct of its business. FCB is a Florida state banking corporation which is duly organized, validly existing and in good standing in the State of Florida and all jurisdictions where required to qualify to do business, and has all necessary licenses, permits and governmental approvals necessary for the present and proposed conduct of its business. The Borrower and FCB have all necessary corporate power and authority to execute and deliver this Agreement, the Note, the Pledge Agreement and the other Loan Documents, to pledge the Shares, and to perform under all Loan Documents. All corporate action necessary to authorize Borrower's execution, delivery, and performance under all Loan Documents has been duly and validly authorized, and such authorization remains in full force and effect. Upon execution and delivery hereof and thereof, this Loan Agreement, the Note, the Pledge Agreement and all other Loan Documents will constitute valid and binding obligations of Borrower and the FCB, enforceable in accordance with their respective terms, and the Note will be entitled to the benefits of this Loan Agreement, the Pledge Agreement, and all other Loan Documents.

     Section 3.02 FCB's and Borrower's Capitalization. FCB and Borrower have the respective capital structures set forth below:

          (a) FCB. FCB has 3,000,000 shares of common stock authorized, of which 2,602,764 shares are duly and validly issued, outstanding, fully-paid and nonassessable. FCB has no other authorized, issued or outstanding common, preferred or other capital stock. Neither FCB nor any shares of FCB Stock are registered pursuant to Sections 12 or 15 of the Securities Exchange Act of 1934 (the "Exchange Act").

          (b) Borrower. Borrower has 10,000,000 shares of authorized common stock ("Borrower Stock" or "Borrower Common Stock"), of which 2,602,764 shares are outstanding and are duly and validly issued, fully-paid and non-assessable and no shares are treasury stock. Borrower has no other authorized, issued or outstanding common or preferred stock, debentures, bonded indebtedness, or other securities or evidences of indebtedness, except the senior secured indebtedness to Lender incurred hereunder and the $10,310,000 junior subordinated debt securities to be incurred by Borrower in connection with the related capital securities offering contemplated by the Placement Agreement between Borrower and Lender. Borrower has no other Indebtedness (as hereinafter defined), obligations or


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

     liabilities to any person or entity except as is set forth in Borrower's financial statements delivered to Lender at or prior to the Closing.

    Section 3.03 No Violations. Neither Borrower nor FCB is in default and no event has occurred which, but for the giving of notice or the passage of time or both, under any Indebtedness (as hereinafter defined), or under any other agreement or instrument to which the Borrower or FCB is a party or by which the Borrower or FCB is or may be bound or subject, which could materially affect this Loan Agreement, the Revolving Loans made hereunder, the Note, the Pledge Agreement, the value of the Shares, or the financial condition, earnings capacity or prospects of the Borrower or FCB. Neither the execution and delivery of this Loan Agreement, the Pledge Agreement, and the Note, nor compliance with the terms and provisions hereof and thereof, nor the performance of the transactions herein or therein contemplated will: (i) violate any provision of law or of any applicable statute, regulation, rule, order, writ, injunction or decree of any court or governmental authority; or (ii) conflict or be inconsistent with, or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, any indebtedness, obligation, agreement, or instrument to which Borrower or FCB is a party, or by which Borrower or FCB is or may be subject or bound, or (iii) result in the creation or imposition of (or the obligation to create or impose) any lien, charge, security interest or encumbrance upon any of the properties or assets of the Borrower or FCB except as herein provided in favor of Lender.

     Section 3.04 Financials. All financial statements of FCB and Borrower supplied to Lender correctly and fairly set forth in accordance with generally accepted accounting principles ("GAAP") consistently applied, the results of operations for such periods and the financial conditions of FCB and Borrower at such dates, and there have been no material adjustments made or proposed to such statements or material adverse changes in the financial condition, business, properties, prospects, operations, or earnings capacity of FCB or Borrower.

     Section 3.05 Litigation, Proceedings, etc. Except as is disclosed in Exhibit "A", there are no actions, suits, claims, proceedings or investigations pending or, to the knowledge of the Borrower, threatened or in prospect before any court, agency or other tribunal, or governmental authority against the Borrower or FCB which, if adversely determined, would result in any material adverse change in the business, properties, prospects, financial condition, earnings, results of operations, or earnings capacity of Borrower or FCB, or which question the validity of the Revolving Loans, the Note, the Pledge Agreement, this Loan Agreement or any related Loan Document, or any action or instrument contemplated hereby or thereby. Neither Borrower nor FCB is currently affected by any strike or other labor disturbance, and none of them is in default in any material respect under any material judgment, order, injunction, rule, ruling or regulation of any court or governmental authority. Neither FCB nor Borrower is subject to any regulatory cease and desist or other orders or memoranda, and based upon its latest regulatory examination, neither of them knows of, or has reason to believe that any applicable regulatory agency is contemplating any such action.

     Section 3.06 Regulation U. The Shares are not "margin stock" as defined in Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System, and no part of the proceeds of the Revolving Loans shall be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" or for the purpose of reducing or retiring any


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

indebtedness which was originally incurred to purchase such margin stock or for any other purpose which might constitute this transaction as "purpose credit" within the meaning of said Regulation U. Neither the Borrower nor any agent, employee, officer, director or shareholder acting on Borrower's behalf has taken or shall take any action which might cause the transactions contemplated by this Loan Agreement to violate said Regulation U.

     Section 3.07 Tax Returns and Payments. The Borrower and FCB have filed all tax returns and reports required by law to be filed, and all taxes, fees, assessments and other governmental charges (other than those presently payable without interest or penalty) upon Borrower or FCB, or any of their respective properties or income (collectively, "Taxes"), have been paid in full and reflected in their respective financial statements.

     Section 3.08 Guaranteed Pension Plans. All pension or employee benefit or welfare plans maintained by Borrower or FCB (individually and collectively "Plan Provider") to which the Plan Provider contributes and the benefits under which are guaranteed in whole or in part by the Pension Benefit Guaranty Corporation ("PBGC"), if any, have been funded in compliance with the minimum funding standards of the Employee Retirement Income Security Act of 1974, as in effect from time to time ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "IRC"). Herein all plans of the type described in this Section are called "Guaranteed Pension Plans".

     Section 3.09 Accuracy and Completeness. All Loan Documents and other information and documents submitted by Borrower prior to Closing, and at any time thereafter, shall constitute representations and warranties to Lender, and no representation or warranty contains or shall contain any untrue statement of a material fact or omits or shall omit to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was given.

     Section 3.10 Regulatory Approvals. All approvals of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Florida Department of Banking and Finance and all other state and federal regulatory authorities required to be obtained prior to the FCB's or Borrower's taking any of the actions, or consummating any of the transactions contemplated herein have been obtained.

                                       IV

                                   CONDITIONS

     Section 4.01 Conditions Precedent to Obligation to Make Revolving Loans. Lender's obligations to make the Revolving Loans are subject to the following conditions:

          (a) There shall be no Event of Default or condition or event which, after notice or lapse of time or both, would constitute such an Event of Default;

          (b) Lender shall have received from counsel to the Borrower favorable opinions dated as of the date of the Closing in satisfactory scope and form, as to all matters reasonably requested by Lender;


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ATL01/11209216v6

          (c) Delivery to Lender of the Shares, the Pledge Agreement, a duly-executed Note and all other documents or instruments which Lender shall require in connection with making the Revolving Loans; and

          (d)  Fulfillment  of  all  terms,   representations,   warranties  and
     covenants hereof.



                                        V

                              AFFIRMATIVE COVENANTS

     Section 5.01 Stock Rights, etc. Borrower shall exercise all stock or preemptive rights which become available to Borrower by reason of Borrower's ownership of the Shares, and Borrower shall promptly deliver to Lender as further security for the Revolving Loans, certificates representing not less than 51% (or such lesser percentage as may be required as a result of the operation of Section 5.10 hereof) of any shares of FCB Stock received or receivable by Borrower as a result of Borrower's ownership of the Shares or securities or evidences of indebtedness convertible or exchangeable into capital stock of any class or series of FCB Stock (collectively "Convertible Securities") during the term of this Agreement, duly endorsed in blank or accompanied by separate duly executed transfer documents and such additional Pledge Agreements, stock powers and Irrevocable Proxies as Lender may deem necessary. Such shares shall be included in the term "Shares" as defined in
Section 2.01. Borrower shall ensure that Lender, at all times, shall have a valid and binding pledge of not less than 51% (or such lesser percentage as may be required as a result of the operation of Section 5.10 hereof) of the voting shares of FCB held by Borrower, and in no event shall the Shares represent less than 51% (or such lesser percentage as may be required as a result of the operation of Section 5.10 hereof) of the issued and outstanding capital stock of all classes and series of FCB.

     Section 5.02 Financial and Other Information. Borrower shall make available to Lender financial information, reports and documents concerning the financial conditions and operations of Borrower and FCB as Lender may reasonably request. In addition to the foregoing, Borrower shall provide to Lender the following:
(a) quarterly unaudited financial statements of the Borrower and its subsidiaries prepared in accordance with GAAP consistently applied (subject to changes resulting from normal year-end adjustments), within 30 days after the end of each calendar quarter; (b) quarterly call reports of FCB, together with the quarterly earnings reports and statements of condition of FCB within 30 days after the close of each calendar quarter; (b) annual year-end call reports for FCB within forty-five days after the close of such calendar year; (c) annual audited consolidated financial statements of Borrower and its subsidiaries prepared in accordance with GAAP, within 90 days of the close of each calendar year, such annual audited consolidated financial statements to be certified by an independent certified public accountant authorized to practice before the Securities and Exchange Commission; (d) copies of all internal and external loan reviews of Borrower and FCB; (e) copies of all allowance for loan loss assessments of FCB; (f) copies of all problem asset summaries for Borrower and FCB; and (g) all reports filed by the Borrower with the Securities and Exchange Commission including, without limitation, all 10-K and 10-Q reports.


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     Section  5.03  Continued  Existence,  Protection  of  Property,  Insurance.
Borrower shall do or cause to be done all that is necessary (a) to preserve its and FCB's respective existences and to keep in full force and effect all applicable governmental permits, licenses, charters, consents and franchises, and to comply with all applicable laws; (b) to conduct and operate its and FCB's businesses in a prudent and careful manner; (c) to preserve and protect its and FCB's property; (d) to timely, accurately and completely make and file all reports and other filings to applicable governmental authorities; and (e) to maintain for it and FCB adequate insurance with insurance companies of recognized responsibility (i) insurance coverage to such extent and against such risks, including fire, casualty and theft, as is customary with commercial banks and bank holding companies, (ii) necessary workmen's compensation insurance,
(iii) employee and officer blanket or individual bonds in amounts not less than those required under applicable statute, or governmental rule, order or regulation, but in no event less than the amount of such bonds carried by commercial banks of comparable size in FCB's region, and (iv) such other insurance or bonds as may be required by law or reasonably requested in writing by Lender.

     Section 5.04 Notice of Adverse Events. Borrower shall promptly notify Lender of the filing of any notice, suit, claim, action proceeding or investigation in or by any court or any other governmental authority in which an adverse decision could reasonably be expected to have a material adverse effect upon the Borrower or FCB and shall promptly notify Lender of the occurrence of any material adverse order, judgment, settlement, determination or other adverse event. Borrower shall also promptly notify Lender of the occurrence of any other event which could have a material adverse effect upon it or FCB including, but not being limited to, any acquisition by any person of Borrower's capital stock of any class, or securities or evidences of indebtedness exchangeable or convertible into such capital stock amounting to 5% or more of any such securities then issued and outstanding, or convertible into, or exchangeable for five percent (5%) or more of any class of Borrower's capital stock. Borrower shall also notify Lender within 5 days of the imposition of, or entering into by, with respect to Borrower, FCB or any affiliate or subsidiary thereof, any cease and desist order, memorandum of understanding, or other order or agreement by or with any state or federal authority.

     Section 5.05 Notice of Changes in Management. Borrower shall, not less than 10 days prior to such change, give Lender written notice of any changes or anticipated changes in the membership of Borrower's or FCB's respective boards of directors, or of any officers of any level above vice president, unless such change is not known or anticipated by Borrower or FCB, or their respective directors or officers, in advance of such change, in which case, notice shall be given to Lender immediately upon Borrower's or FCB's becoming aware of such change or anticipated change.

     Section 5.06 Inspection of Properties and Books. So long as any Indebtedness is owing to Lender, and to the extent inspection of such records is not expressly prohibited by applicable law or regulation, Lender shall have the right, at such reasonable times and intervals as Lender may reasonably request, to visit and inspect Borrower and FCB to examine such entities' books of account (and to make copies thereof and extracts therefrom), to discuss the affairs, finances and accounts of the Borrower and FCB, and to be advised as to the same by their respective officers.


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

     Section 5.07 Funding of Pension Plans. Borrower and FCB will fund any Guaranteed Pension Plan as required by applicable law and regulations, and shall cause any of their respective Guaranteed Pension Plan(s) to pay all benefits guaranteed by the PBGC when due.

     Section 5.08 Notice of Termination. The Borrower shall, and shall cause FCB to deliver to Lender prior to filing, a copy of (a) any notice of a Guaranteed Pension Plan termination sent by any of them to the PBGC under ERISA or the IRC, or (b) any notice or report of, or demand for, any unfunded deficiency or other obligation to pay, sent or received by any of them under ERISA.

     Section 5.09 Additional Pledge. If at any time during the term of this Agreement the tangible book value of the FCB Stock in which the Lender holds an enforceable, perfected, first-priority lien pursuant to the Pledge Agreement or otherwise is less than 200% of the then existing Commitment, the Borrower shall promptly grant to the Lender an enforceable, perfected, first-priority Lien in additional FCB Stock pursuant to the Pledge Agreement such that after giving effect to such additional pledge, the tangible book value of all FCB Stock in which the Lender holds an enforceable, perfected, first-priority lien is equal to or greater than 200% of the then existing Commitment.

     Section 5.10 Additional Secured Indebtedness; Right of First Refusal. (a) If at any time during the term of this Agreement the Borrower intends to incur additional secured indebtedness, the Borrower shall deliver to Lender copies of any bona fide proposals from third party lenders setting forth the material terms on which such third party lenders are willing to extend such secured indebtedness to the Borrower. Within 5 business days of receipt of any such proposal, Lender shall provide notice to the Borrower indicating either (i) the Lender is not willing to extend additional secured indebtedness to the Borrower (in which case, subject to the terms and provisions of this Agreement, including but not limited to Section 6.14, the Borrower may accept any such offer from a third party lender) or (ii) the material terms on which the Lender is willing to extend additional secured indebtedness to the Borrower. If the material terms on which the Lender is willing to extend such additional secured indebtedness to the Borrower is equal to or better than the material terms of any bona fide proposals from third party lenders, then the Borrower shall accept the Lender's proposal to the exclusion of such third party lenders.

     (b) The incurrence by the Borrower of any additional secured indebtedness with a third party lender in compliance with the immediately preceding subsection (a) shall be subject to the condition precedent that the Lender and any such third party lender(s) shall have entered into an intercreditor agreement in form and substance satisfactory to the Lender in all respects which shall provide, among other things, that the Lender and such other lender(s) shall share in all collateral pro rata in accordance with all such lenders' (including the Lender's) respective financing commitments to the Borrower.

                                       VI

                               NEGATIVE COVENANTS

     Borrower covenants and agrees that from the date hereof and until payment in full in cash of the principal of and interest on the Note, unless Lender shall otherwise consent in writing, it


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

will not cause or allow, nor will it cause or permit FCB to cause or allow, either directly or indirectly:

     Section 6.01 Tangible Capital. FCB's Tangible Capital to be less than or equal to $29,000,000 plus 100% of the net cash proceeds of any debt or equity issuance of the Borrower (including, without limitation, any borrowings hereunder and the proceeds of that certain offering of floating rate capital securities (the "Trust Preferred Offering") consummated on or about the date hereof) and invested in FCB. For purposes of this Section 6.01, "Tangible Capital" shall mean all capital or all components of capital, other than any allowance for loan and lease losses and net of any intangible assets, as defined from time to time by the primary federal regulator of FCB.

     Section 6.02 Total Risk Based Capital Ratio. The Total Risk Based Capital Ratio of FCB to be less than 10.0%. For purposes of this Section 6.02, "Total Risk Based Capital Ratio" shall mean the total risk based capital ratio as defined by the capital maintenance regulations of the primary federal bank regulatory agency of FCB.

     Section 6.03 Tier 1 Capital Ratio. The ratio of Tier 1 Capital to average risk-weighted assets of FCB to be less than 6.0%, or such higher percentage as the primary federal bank regulatory agency of FCB may determine from time to time as the minimum percentage in order to maintain well capitalized status. For purposes of this Section 6.03, "Tier 1 Capital" shall mean Tier 1 capital as defined by the capital maintenance regulations of the primary federal bank regulatory agency of FCB.

     Section 6.04 Allowance for Loan and Lease Losses. The allowance for loan and lease losses of FCB to be less than 1.0% of FCB's gross loans, such percentage to be calculated based on the average ratio for the previous four quarters.

     Section 6.05 Transfer of Assets. The sale, lease, transfer or other disposition of assets of Borrower or FCB other than sales or other dispositions of assets in the normal course of business.

     Section 6.06 Restrictions on Dividends of Borrower. The declaration, setting aside, or payment of any dividends or distributions of any nature (excluding stock dividends and stock splits) with respect to any class or series of Borrower capital stock at any time during which an Event of Default shall have occurred and be continuing, or at any time during which the declaration, setting aside, or payment of such dividends would create an Event of Default hereunder.

     Section 6.07 Restrictions on Dividends of FCB. FCB to become subject to any restrictions on the declaration, setting aside, or payment of dividends by FCB or have the declaration, setting aside, or payment of such dividends subject, in whole or in part, to any prior notice to, or approval of, any person, entity, or governmental or regulatory authority, other than the restrictions applied to banking institutions located in the State of Florida generally.


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     Section 6.08 Weighted Average Return on Assets.  The ratio of (x) FCB's net income for the previous four calendar quarter period to (y) FCB's average assets during such four calendar quarter period to be less than 0.85% as of the end of any calendar quarter.

     Section 6.09 Value of Pledged Shares. The tangible book value of the FCB Stock in which the Lender has a first-priority perfected security interest to be less than 200% of the then existing Commitment at any time during the term hereof.

     Section 6.10 Acquisitions; Mergers; Reorganizations, etc. Without Lender's prior written consent, which consent shall not be unreasonably withheld, Borrower, FCB, or any affiliate or subsidiary of any of them to enter into, perform under, or consummate any merger, consolidation, reorganization, conversion, exchange offer, asset acquisition, tender or takeover offer or other acquisition, reorganization or recapitalization agreement, understanding, or transaction, or to purchase or assume all or substantially all of the assets, liabilities or business of any other person, corporation or entity, or create any subsidiary or enter into any partnership or joint venture, except for such temporary acquisition of a non-banking business by FCB as may result from loan foreclosures and workouts of FCB's loans permitted expressly by applicable law.

     Section 6.11 Articles of Incorporation; Bylaws; Domicile; Federal Regulator. Any change, alteration, amendment, or repeal of any provision of Borrower's or FCB's articles of incorporation (or other charter document) or by-laws, as they exist on the date of this Agreement, or any change of Borrower's or FCB's jurisdiction of incorporation, or any change in FCB's primary federal regulator.

     Section 6.12 Liens. Except as otherwise contemplated herein, Borrower, FCB, or any subsidiary or affiliate of any of them to mortgage, pledge, grant or permit to exist any security interest in or lien upon any of its assets of any kind, whether now owned or hereafter acquired, except that (i) FCB may pledge government securities to secure government deposits and repurchase agreements to the extent required by law, (ii) FCB may enter into operating leases in the ordinary course of business; (iii) FCB may grant security interests or liens upon its assets in connection with Federal Home Loan Bank advances and federal reserve borrowings; and (iv) FCB may grant security interests in or liens upon its assets not covered in clauses (i) through (iii) above which secure indebtedness in an aggregate amount not to exceed $500,000 at any time.

     Section 6.13 Subsidiaries. Without the prior written consent of the Lender, which consent shall not be unreasonably withheld, the acquisition, organization, operation or ownership, directly or indirectly, of any subsidiary or affiliate of FCB, or of Borrower, other than FCB.

     Section 6.14 Indebtedness. Without Lender's prior written consent, which consent shall not be unreasonably withheld, Borrower to create, incur, assume, guarantee, agree to purchase or repurchase or provide funds, or otherwise become or remain liable on any Indebtedness of any type whatsoever, except Indebtedness to Lender hereunder and the guarantee of the Trust Preferred Offering by the Borrower. For purposes of this Loan Agreement, "Indebtedness" includes all indebtedness, liabilities and obligations, matured or unmatured, liquidated or unliquidated, direct or indirect, primary, secondary, absolute or contingent, and whether arising


                                       11
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

by contract, operation of law or otherwise, including, without limit, obligations to creditors (including, without limit, Lender) for borrowed money or the deferred purchase price of property or services, and all obligations under real property leases and under leases of personal property (whether classified under GAAP as capital, operating or financing leases) of Borrower.

                                       VII

                    EVENTS OF DEFAULT AND REMEDIES OF LENDER

     Section 7.01 Events of Default. Upon the occurrence of any one or more of the following events ("Events of Default"):


          (i) any representation or warranty made in connection with the execution and delivery of this Loan Agreement, the Pledge Agreement, the Note or other Loan Documents, or otherwise made by Borrower or FCB to Lender heretofore or at any time while any Indebtedness to Lender is outstanding shall prove at any time to be or have been false or misleading in any material respect;

          (ii) Borrower shall fail to make, in full, when and where due, any payment of the principal of, or interest or other charges on, the Note;

          (iii) Borrower or FCB shall default in the due and punctual performance or observance of any other term, covenant, condition or agreement contained in this Loan Agreement, the Pledge Agreement, the Note, or other Loan Documents; provided that any default with respect to the negative covenants contained in sections 6.01, 6.02, 6.03, 6.04 or 6.08 hereof shall not be deemed an Event of Default hereunder unless Borrower fails to cure such default within 30 days after the occurrence thereof;

          (iv) Borrower, FCB, or any subsidiary or affiliate of either of them shall authorize, enter into, or consummate any plan of liquidation, reorganization, dissolution, or winding-up the business of such entity, or request any regulatory body or agency to take charge of and liquidate the affairs of the Borrower or FCB;

          (v) any regulatory body or agency shall declare or determine that the Borrower or FCB is insolvent or in an unsound or unsafe condition, or that it is unsafe for Borrower or FCB to continue its respective business, or that any event has occurred or any condition exists that would permit any regulatory body or agency to take possession of the property or business of the Borrower or FCB;

          (vi) any regulatory body or agency shall make application to vacate FCB's charter, or designates and appoints a liquidator or receiver to take charge of FCB's assets and affairs;

          (vii) the FDIC notifies FCB of its intent to terminate FCB's status as an insured bank;

          (viii) FCB, Borrower, or any affiliate or subsidiary of either of them shall: (a) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an


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

     arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution, or receivership or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or if corporate action shall be taken for the purpose of effecting any of the foregoing; (b) admit in writing its inability to pay its debts as they mature; (c) make a general assignment for the benefit of creditors; (d) apply for or consent to the appointment of a receiver or liquidator, voluntarily or otherwise, for its property; or (e) be adjudicated a bankrupt or insolvent;

          (ix) an order, judgment or decree shall be entered, without the application, approval or consent of the Borrower, or FCB, or any affiliate or subsidiary of either of them, by any court of competent jurisdiction, approving a petition seeking reorganization of Borrower or FCB, or of any affiliate or subsidiary of either of them, or of all or a substantial part of the properties or assets of any of them or appointing a receiver, trustee or liquidator of any of them and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days;

          (x) the Borrower, FCB, or any affiliate or subsidiary of either of them shall allow a final judgment, or a penalty or fine imposed by any regulatory or governmental authority, in the amount of Five Thousand Dollars ($5,000.00) or more to be obtained against any of them which is not promptly paid or appealed and properly secured pending appeal;

          (xi) any federal or state authority having jurisdiction over any aspect of the business or affairs of Borrower, FCB or any affiliate or subsidiary of either of them shall find any of them in violation of any federal or state law, rule or regulation, which violation in the opinion of Lender is material and which violation, is not corrected within thirty (30) days after receipt by Borrower, FCB or any affiliate or subsidiary of either of them of notice of such violation, unless such violation is appealed in good faith and adequately secured pending appeal;

          (xii) any federal or state authority having jurisdiction over any aspect of the business or affairs of Borrower or FCB or any affiliate or subsidiary thereof or if Lender shall notify any of them that the Revolving Loans or any aspect thereof violates any federal or state law, rule or regulation and such violation is not cured within thirty (30) days after such notice, unless such violation is appealed in good faith and is adequately secured pending appeal; or

          (xiii) any other Indebtedness, obligations or liabilities of the Borrower, FCB, or any affiliate or subsidiary of either of them, including without limitation, deposit liabilities, and liabilities for borrowed money, the deferred purchase price of property, and all obligations of FCB, the Borrower, and their respective affiliates and subsidiaries under leases of any nature, shall not have been paid when due, whether by acceleration, upon demand or otherwise, or shall be required to be prepaid (other than by a regularly scheduled and required prepayment) prior to the stated maturity or due date thereof, or any event of default exists with respect thereto, or which would become a default upon notice, the lapse of time, or both;

     then Lender, at any time, without notice to the Borrower, may declare the unpaid principal of and interest and other charges on the Revolving Loans immediately due and payable, together with any other Indebtedness of the Borrower, FCB, or any affiliate or subsidiary of either of them, to Lender, and such amounts thereupon shall be immediately due and payable, without presentment,


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

     demand, protest, notice of protest or notice of any kind, all of which are hereby expressly waived by Borrower, and if not paid in full promptly, Lender may exercise all rights given to it under the laws of the State of Florida, this Loan Agreement, the Note, the Pledge Agreement, the Irrevocable Proxies, and any other Loan Documents, including, without limit, the filing of actions in law or in equity, the voting or sale of the Shares, and the prompt registration of the Shares into Lender's name upon FCB's books and records. Borrower hereby waives, as to the Revolving Loans and the Note, any rights of exemption under the laws of the United States, the State of Florida, and of any other applicable jurisdiction.

                                      VIII

                                  MISCELLANEOUS

     Section 8.01 Notices. Any notice shall be deemed conclusively to have been received and shall be effective on the earlier of the date on which delivered to the addressee thereof or on the third business day after the day on which mailed to the address set forth below (or at such other address as such party shall specify to the other party in writing)

         If to Borrower:            Florida Community Banks, Inc.
                                    1400 North 15th Street
                                    Immokalee, Florida 34142
                                    Attention:  Mr. Thomas V. Ogletree, CFO

         If to Lender:              The Bankers Bank
                                    2410 Paces Ferry Road
                                    Atlanta, Georgia 30339-4098
                                    Attn:  Credit Administration

     Section 8.02 Expenses of Revolving Loans. Borrower shall pay all out-of-pocket expenses incurred by Lender after the date hereof in connection with the administration, amendment, or modification of this Loan Agreement, the Pledge Agreement, the Note, and other Loan Documents and the making of the Revolving Loans hereunder to the extent such amendment or modification was made at the request of the Borrower, and shall pay all out-of-pocket expenses relating to the enforcement of Lender's rights in connection with this Loan Agreement, the Note, the Pledge Agreement, and any other Loan Document, or with the Revolving Loans made or the Note issued hereunder, including but not limited to, the expenses incurred in connection with the sale or voting of the Shares and the fees and disbursements of counsel to Lender.

     Section 8.03 Set-Off. Lender is hereby granted as additional security for Borrower's obligations hereunder, a continuing lien upon any and all monies, securities and other property of Borrower and the proceeds thereof, now -or in transit to Lender from or for Borrower whether for safekeeping, custody, pledge, transmission, collection, in trust, or otherwise, and also upon any and all deposit balances (general or special) and credits of Borrower with, and any and all claims of Borrower against Lender at any time existing; and upon the occurrence of any Event of Default, Lender may, without notice, apply or set-off the same against the Indebtedness hereby secured.


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

     Section 8.04 No Waiver, Cumulative Remedies. No failure or delay on the part of Lender in exercising any right, power or privilege hereunder or under the Note, the Pledge Agreement or any other Loan Document, and no course of dealing between the Borrower and Lender shall operate as a waiver thereof; nor shall a single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights, remedies and powers provided herein and in the other Loan Documents are cumulative and not exclusive of any rights, powers or remedies provided by law or otherwise available. Any such right, remedy or power may be exercised from time to time, independently or concurrently, and as often as Lender shall deem expedient. No waiver of any Event of Default shall extend to any subsequent Event of Default. No single or partial exercise of any right, remedy or power shall preclude any other or further exercise thereof by Lender. No modification, amendment or waiver of any provision of this Loan Agreement, the Note, the Pledge Agreement or any other Loan Document, nor consent to any departure by the Borrower therefrom shall be effective unless the same shall be in writing and signed by Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose and duration for which given. No notice to, or demand on, the Borrower in any case shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstances.

     Section 8.05 Assigns, Binding Effect. Wherever in this Loan Agreement reference is made to either of the parties hereto, or to FCB, such reference shall be deemed to include the respective successors and assigns of such entity; provided, however, that neither any Indebtedness of Borrower to Lender under this Loan Agreement nor any rights, obligations or duties hereunder may be transferred, assigned, or delegated by Borrower without Lender's prior written consent.

     Section 8.06 Further Assurances. Borrower shall execute and deliver such documents, instruments and agreements as Lender may reasonably request in connection with the transactions contemplated by this Loan Agreement, and in connection with the Indebtedness incurred hereunder.

     Section 8.07 Governing Law. This Loan Agreement, the Note, the Pledge Agreement, and the other Loan Documents, and the rights and obligations of the parties hereunder and thereunder shall be governed by and be construed in accordance with the laws of the State of Florida. Borrower acknowledges that the negotiation of the provisions of this Agreement, the Note, the Pledge Agreement and the other Loan Documents took place, in part, in the State of Florida; that all such documents were executed and delivered in the State of Georgia; and that all of such documents were or will be executed and delivered to Lender to induce Lender to make the Revolving Loans to Borrower. Borrower acknowledges further that the negotiation of the aforesaid Loan Documents constitutes the transaction of business within the State of Florida and that any cause of action arising under any of said Loan Documents will be a cause of action arising from such transaction of business. Borrower hereby submits itself to jurisdiction in the State of Florida for any action or cause of action arising out of or in connection with the Loan Documents, agrees that venue for any such action shall be in Hillsborough County, Florida, and waives any and all rights under the law of any state to object to jurisdiction or venue within Hillsborough County, Florida. Notwithstanding the foregoing, nothing contained in this section 8.07 shall prevent Lender from bringing any action or exercising any rights against any security


                                       15

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

for the Revolving Loans in any other state against Borrower or any of its property. Initiating such action or proceeding or taking any such action in any other state shall in no event constitute a waiver by Lender of any of the foregoing.

     Section 8.08 Indemnification. Borrower shall indemnify and hold harmless Lender from and against any and all claims, charges, losses, expenses and costs, including reasonable attorneys' fees, resulting from any claims, actions or proceedings in connection with the execution, delivery and performance of this Loan Agreement, Note, and other Loan Documents, including, without limit, any alleged or actual securities or blue sky law violations arising from the Offers or any claims of any nature arising from any acquisition of, or transactions in Borrower Stock, or in FCB Stock presently held by, or to be delivered to, Lender as Shares.

     Section 8.09 Severability. In case any one or more of the provisions contained in this Loan Agreement, in the Note, in the Pledge Agreement or in any other Loan Document should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby.

     Section 8.10 Captions. The captions to sections hereof are provided for convenience of reference only and shall not be considered in construing the intent of the parties.

     Section 8.11 Sealed Instrument. It is the parties' intent that this Loan Agreement is and shall have the effect of a sealed instrument under law.

     Section 8.12 Entire Agreement. This Loan Agreement embodies the entire agreement and understanding between the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and may not be amended except by written agreement of Borrower and Lender.

     Section 8.13 "Loan Documents" Defined. As used herein, the term "Loan Documents" shall mean all documents evidencing, securing, or otherwise relating to or executed or delivered in connection with the Revolving Loans, including without limitation, this Loan Agreement, the Note, the Pledge Agreement, and the Irrevocable Proxies.

     Section 8.14 Relationship of Parties. Notwithstanding anything to the contrary contained or implied herein or in any of the other Loan Documents, or by any action taken pursuant hereto or thereto, Lender shall not be deemed a partner, joint venturer or participant in any venture or partnership with Borrower, and Borrower hereby indemnifies and agrees to defend and hold Lender harmless (including the payment of attorneys' fees) from any and all damages resulting from such a construction of the parties' relationship. The requirements herein, and the restrictions imposed in this Loan Agreement, are for the sole protection and benefit of Lender.

     Section 8.15 Litigation. THE LENDER AND THE BORROWER BOTH ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE RELATIONSHIP OF THE BORROWER AND THE LENDER ESTABLISHED HEREBY


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

AND THEREBY WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES. ACCORDINGLY, EACH OF THE LENDER AND THE BORROWER HEREBY WAIVES ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST THE BORROWER OR THE LENDER ARISING OUT OF ANY LOAN DOCUMENT, THE OBLIGATIONS EVIDENCED THEREBY OR ANY OTHER DOCUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR IN CONNECTION WITH ANY COLLATERAL OR ANY ASSIGNMENT THEREOF OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN THE BORROWER AND LENDER OF ANY KIND OR NATURE.


                                       17

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


     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed under seal by their respective duly-authorized officers as of the day and year first above written.

                                             BORROWER:
                                             FLORIDA COMMUNITY BANKS, INC.


                                          By:
                                             -----------------------------
                                             Its Chief Financial Officer


                                            LENDER:
                                            THE BANKERS BANK


                                            By:                           (SEAL)
                                               ---------------------------
                                            Its

                                    EXHIBIT A


          List of Litigation Proceedings, Etc. pursuant to Section 3.05










ATL01/11209216v6